C1234567890

104598

A BRITISH COLUMBIA BUSINESS CORPORATIONS ACT COMPANY

POLYMET
MINING

Number
ZQ 123456

Shares
****0*********
*****0********
******0*******
*******0******
********0*****

THIS CERTIFIES THAT SPECIMEN

CUSIP 731916 10 2

ISIN CA 7319161021

SEE REVERSE FOR CERTAIN DEFINITIONS

is the registered holder of *** ZERO ***

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF

PolyMet Mining Corp

in the Authorized share structure of the above named Corporation subject to the Articles of the Corporation transferable on the Central Securities Register of the Corporation by the registered holder in person or by attorney duly authorized in writing upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers, at Vancouver, British Columbia.

Dated:

VOID

Executive Chairman

Director

COUNTERSIGNED AND REGISTERED
COMPUTERSHARE TRUST COMPANY, N.A.
(GOLDEN)
TRANSFER AGENT AND REGISTRAR

By ________________
Authorized Officer

OR

COUNTERSIGNED AND REGISTERED
COMPUTERSHARE INVESTOR SERVICES INC.
(VANCOUVER) (TORONTO)
TRANSFER AGENT AND REGISTRAR

By ________________
Authorized Officer

VOID

The shares represented by this certificate are transferable at the offices of Computershare Investor Services Inc. in Vancouver, BC and Toronto, ON or at the offices of Computershare Trust Company, N.A. in Golden, CO.

SECURITY INSTRUCTIONS ON REVERSE VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

00NLOC

Until the Separation Time (as such term is defined in the Amended and Restated Shareholder Rights Plan Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain rights as set forth in the amended and restated shareholder rights plan agreement (the "Amended and Restated Shareholder Rights Plan Agreement") dated as of January 16, 2008 between PolyMet Mining Corp. (the "Corporation") and Pacific Corporate Trust Company, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file and may be inspected during normal business hours at the principal executive office of the Corporation. Under certain circumstances as set forth in the Amended and Restated Shareholder Rights Plan Agreement, such Rights may be amended, redeemed or exchanged, may expire, may lapse, may become void (if, in certain circumstances, they are "Beneficially Owned" by a Person who is or becomes an "Acquiring Person", as such terms are defined in the Amended and Restated Shareholder Rights Plan Agreement, or a transferee thereof) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Corporation will mail or arrange for the mailing of a copy of the Amended and Restated Shareholder Rights Plan Agreement to the holder of this certificate without charge as soon as practicable after the receipt of a written request therefor.

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

TEN COM	- as tenants in common	(Name) CUST (Name) UNIF	- (Name) as Custodian for (Name) under the
TEN ENT	- as tenants by the entireties	GIFT MIN ACT (State)	(State) Uniform Gifts to Minors Act
JT TEN	- as joint tenants with rights of survivorship and not as tenants in common		

Additional abbreviations may also be used though not in the above list.

For value received the undersigned hereby sells, assigns and transfers unto

____

Insert name and address of transferee

____

____ shares

represented by this certificate and does hereby irrevocably constitute and appoint

____ the attorney

of the undersigned to transfer the said shares on the books of the Company with full power of substitution in the premises.

DATED: ____________________

______________________ Signature of Shareholder

______________________ Signature of Guarantor

Signature Guarantee:
The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words "Signature Guaranteed".

In the USA, signature guarantees must be done by members of a "Medallion Signature Guarantee Program" only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.